Exhibit 99.2

May 8, 2012

Dear Fellow Shareholders,

We continue to be optimistic about the progress that we are making with our new product platform, Activity Intelligence™, and our direct international expansion, despite weakness in the IT market.

Using the six largest Global IT vendors by revenue (HP, IBM, Dell, Microsoft, Cisco, Oracle) as a barometer, their aggregate revenue for their most recently reported public quarter was down about $200 million compared to the same quarter as a year ago, which is flat on a percentage basis. If you look at the same prior quarter as compared to 2010, revenue was up almost $10 billion in that quarter, or 9.8%. This is a clear indication that there has been a material deceleration in the growth in the Global IT Market. For the past few years, although our sense has been that IT vendor advertising budgets have been flat, we have been able to grow online revenues in the low double digits both due to the secular shift of advertising dollars from offline to online, as well as market share gains that we have achieved due to our investments in Activity Intelligence and international expansion. Recently, we have started to see clear evidence that some IT vendors’ North American advertising budgets are being cut and/or delayed, which is negatively affecting our growth rate. Additionally, this deceleration has affected all segments of our customer base.

Q1 2012 results

Online revenues grew 8% to $22.1 million. Event revenues decreased 25% to $1.6 million, primarily because of an annual event that brought in approximately $600,000 in 2011 that we decided to discontinue. Overall revenues increased 5% to $23.7 million, with online revenues representing 93% of the mix. Online gross margin was 73% in the quarter versus 72% a year ago. Adjusted EBITDA was $3.5 million for the quarter, down 5% from a year ago.

Q2 Guidance

We expect overall revenues for Q2 to be between $26.1 million and $27.3 million. We expect online revenues to be between $23 million and $24 million. We expect event revenues to be between $3.1 and $3.3 million. We expect adjusted EBITDA to be between $5.6 million and $6.3 million.

In regards to the outlook for the rest of 2012, it is difficult to determine if the pullback in spending is a temporary condition or a new level of spending. Therefore, until that becomes clearer, we will continue to invest in growth areas, while carefully controlling discretionary spending such as travel and entertainment and the filling of new and replacement positions in order to maintain healthy adjusted EBITDA margins and cash flow.

Balance Sheet Highlights

Our balance sheet remains strong. We have $60.8 million in cash, cash equivalents and investments and no outstanding bank debt.

Activity Intelligence Update

Over 300 of our customers are using the Activity Intelligence dashboard and approximately 175 have integrated it with their internal CRM system. We are now turning our focus to getting more in-depth penetration at existing accounts rather than increasing the gross number of installations. We are getting very positive feedback from customers with our new Nurture and Notify™ product roll-out. Customers are reporting seeing a material increase in conversion rates on their leads, which leads to improved ROI. We are confident that this product will be a positive contributor to revenue in 2013. In addition, we are working on several new products that we plan to introduce this year that we expect will provide recurring revenue streams that are not directly tied to our marketing campaigns.

International Update

Our international results continue to grow at a very healthy rate. Geo-targeted revenues contributed 18% of overall revenue in the quarter. All regions (EMEA, APAC, LATAM) grew revenue by more than 75%. While the macro-economy in EMEA is extremely challenging, we continue to make very good in-roads into the market, as evidenced by the results. We expect 2012 geo-targeted revenues to exceed 50% as comparisons to prior quarters become harder later in the year based on the growth that we experienced in those later prior quarters.

During Q1, we opened two more direct international offices, one in Singapore and the other in Sydney. In both cases we transferred a multi-year TechTarget veteran to head up the in-country operations and each will build teams with local nationals. We continue to invest aggressively in our international operations, so that we can continue to service our customers globally.

Customer Segment Update

In the quarter, revenue from our top 12 global customers grew in the double digits, while mid-sized customers (our next largest 100 customers) and our smaller customers grew in the single digits. All three of our customer segments report seeing a weak environment with lower demand and customers delaying IT purchases as long as possible, which is resulting in elongated purchase cycles. This translates into customers being very cautious with their marketing expenditures.

CFO Update

Our interim CFO, Janice Kelliher has been elected as CFO on a permanent basis. Janice joined TechTarget in January on a full-time basis and her hands-on style and leadership has been a great addition to the company.

Summary

Although this downturn continues to be very stubborn, and the recent deceleration of Global IT Vendor revenue has added to the current challenges, we are confident that our strategy to continue to invest in preparation for an upturn is the right one. We are optimistic that our investments in Activity Intelligence and direct international operations will pay off even more when the IT market improves. In the meantime, we will be keeping a close eye on expenses, so that we maintain healthy margins and cash flow.

Sincerely,

Greg Strakosch

Chairman, CEO and Co-Founder

Note: Please see our Press Release issued today for further information, including more detailed financial results.

Non-GAAP Financial Measures

This Letter includes a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying press release.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: development of future products; market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.